UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025 (May 1, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Notice of Entry into a Material Definitive Agreement.

As previously disclosed, on December 24, 2024, CleanCore Solutions, Inc. (the “Company”) issued a promissory note in the principal amount of $316,920 to Gary Hollst, the Company’s Chief Revenue Officer (the “Hollst Note”). On May 2, 2025, the Hollst Note was amended and restated in its entirety and the Company issued to Mr. Hollst an amended and restated promissory note in the principal amount of $342,154.57 (the “Restated Note”). The Restated Note is due and payable on May 31, 2026 and accrues interest at a rate of 8.5% per annum; provided that upon an event of default (as defined in the Restated Note), interest shall accrue at a rate of 10% per annum. The Restated Note may be prepaid at any time without premium or penalty, is unsecured, and contains customary events of default for a loan of this type. The Restated Note may be converted at the holder’s option at any time into shares of the Company’s class B common stock at a conversion price of $1.12 (subject to standard adjustments for stock splits, stock dividends, reclassifications and similar transactions).

As previously disclosed, on January 27, 2025, the Company issued a 20% original issue discount promissory note in the principal amount of $290,241.25 to Clayton Adams, the Company’s Chief Executive Officer, which was originally due and payable on June 30, 2025 (the “Adams Note”). On May 2, 2025, the Company and Mr. Adams entered into a note amendment agreement (the “Adams Amendment”), pursuant to which the maturity date was changed to require repayment with sixty (60) days of written demand from Mr. Adams.

As previously disclosed, on January 27, 2025, the Company issued a 20% original issue discount promissory note in the principal amount of $125,000 to Travis Buchanan, the Company’s President, which was originally due and payable on June 30, 2025 (the “Buchanan Note”). On May 2, 2025, the Company and Mr. Buchanan entered into a note amendment agreement (the “Buchanan Amendment”), pursuant to which the maturity date was changed to require repayment with sixty (60) days of written demand from Mr. Buchanan.

The foregoing summary of the terms and conditions of the Restated Note, the Adams Note, the Adams Amendment, the Buchanan Note and the Buchanan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as exhibits, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Restated Note, the Adams Amendment and the Buchanan Amendment is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Restated Note is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 27, 2023, the Company entered into an executive employment agreement with David Enholm, the Company’s Chief Financial Officer (the “Employment Agreement”). On May 1, 2025, the Company and Mr. Enholm entered into an amendment to the Employment Agreement (the “Amendment”) to (i) change Mr. Enholm’s base salary to $75,000 per year and (ii) provide for the grant of 90,000 restricted stock units under the Company’s 2022 Equity Incentive Plan, which shall vest quarterly over 12 months.

The foregoing summary of the terms and conditions of the Employment Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as exhibits, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Promissory Note issued by CleanCore Solutions, Inc. to Garry Hollst on December 24, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 31, 2024)
10.2	Amended and Restated Promissory Note issued by CleanCore Solutions, Inc. to Garry Hollst on May 2, 2025
10.3	20% Original Issue Discount Promissory Note issued by CleanCore Solutions, Inc. to Clayton Adams on January 27, 2025 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on January 31, 2025)
10.4	Note Amendment Agreement, dated May 2, 2025, between CleanCore Solutions, Inc. and Clayton Adams
10.5	20% Original Issue Discount Promissory Note issued by CleanCore Solutions, Inc. to Travis Buchanan on January 27, 2025 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on January 31, 2025)
10.6	Note Amendment Agreement, dated May 2, 2025, between CleanCore Solutions, Inc. and Travis Buchanan
10.7	Executive Employment Agreement, dated March 27, 2023, between CleanCore Solutions, Inc. and David Enholm (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 filed on October 10, 2023)
10.8	Amendment No. 1 to Executive Employment Agreement, dated May 1, 2025, between CleanCore Solutions, Inc. and David Enholm
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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